Exhibit 10.1

AMENDNDMENT, ASSIGNMENT AND ASSUMPTION OF LEASE

WITH LANDLORD’S CONSENT AND NOVATION

This AMENDNDMENT, ASSIGNMENT AND ASSUMPTION OF LEASE WITH LANDLORD’S CONSENT AND NOVATION made and entered into as of August 23, 2005, by and among 16 Commercial Street Associates, LLC, a Connecticut limited liability company, having a place of business is 431 Orange Street, New Haven, Connecticut 06511, (hereinafter known as “Landlord”) CuraGen Corporation, a Connecticut corporation, having a place of business is 322 East Main Street, Branford, Connecticut 06405, (hereinafter known as “Assignor”) and 454 Life Sciences Corporation, a Connecticut corporation, having a place of business 16 Commercial Street, Branford, Connecticut 06405, (hereinafter known as “Assignee”).

WITNESSETH:

WHEREAS, Landlord and Assignor entered into a certain Lease Agreement dated as of May 24, 2001 (the “Lease”) with respect to certain real property with improvements thereon known as 16 Commercial Street, Branford, Connecticut (defined in the Lease as the “Premises”) and

WHEREAS, Assignor is desirous of assigning its rights as tenant under the Lease to Assignee; and

WHEREAS, Assignee is desirous of assuming the Lease and all obligations, as tenant, arising thereunder; and

WHEREAS, Assignor is desirous of being released from any future obligations, as tenant, arising under the Lease; and

WHEREAS, Assignee and Landlord each desire to amend the Term and Rent described in the Lease.

NOW THEREFORE, for the premises set forth above, the promises contained herein and the consideration of One ($1.00) Dollar and other good and valuable considerations received to Assignor’s full satisfaction of ASSIGNEE, the parties hereto agree as follows:

1. Except as otherwise defined herein, any and all defined terms used herein shall have the meaning set forth in the Lease.

2. ASSIGNMENT, ASSUMPTION AND ESTOPPEL

A. Assignor, as tenant, does hereby give, grant, bargain, sell and confirm, transfer, assign and set over unto Assignee and unto Assignee’s heirs, administrators, successors and assigns forever, the Lease, with respect to the premises known as 16 Commercial Street, Branford Connecticut.

TO HAVE AND TO HOLD said Lease and all rights, privileges, powers and immunities arising thereunder or appertaining thereto unto the said Assignees, and unto the Assignee’s heirs, administrators, successors and assigns forever, to the use and behalf of the Assignees and the heirs, administrators, successors and assigns of the Assignees.

AND ALSO, the Assignor does for the Assignor and the Assignor’s heirs, administrators, successors and assigns, covenant with the Assignees and the Assignee’s heirs, administrators, successors and assigns, that at and until the ensealing of these presents, the Assignor is the sole and absolute owner of the Lease and has good right to bargain, sell and transfer the Lease in manner and form as herein set forth and that the Lease is free from all encumbrances whatsoever.

AND FURTHERMORE, the Assignor does by these presents bind the Assignor and the heirs, administrators, successors and assigns of the Assignor forever, to WARRANT AND DEFEND the Lease to the Assignee and the heirs, administrators, successors and assigns of the Assignee, against all claims and demands whatsoever, except those of the Tenant and/or Lessee under the Lease which are made pursuant to the terms hereof.

AND Assignor does hereby make, constitute and appoint the Assignee, the Assignor’s true and lawful attorney, irrevocable in the name of the Assignor or otherwise, but at Assignees’ own proper cost and charges, to have, use and take all lawful ways and means for the enforcement of said Lease as fully as Assignor might or could do if these presents were not made.

AND Assignor will whenever reasonably required by Assignees, or Assignee’s heirs, administrators, successors and assigns to do so, execute, acknowledge and deliver any and all such other and further acts, assignments, transfers, confirmations and any instruments of further assurance, approvals and consents which Assignee or Assignee’s heirs, administrators, successors or assigns may hereafter reasonably deem necessary or proper in order to complete, insure and perfect the transfer hereby made.

B. Assignee hereby unconditionally and absolutely assumes the Lease, as amended hereby, as “Tenant”, together with all obligations, promises and undertakings arising thereunder.

C. Assignor and Assignee each hereby acknowledges and represents that (a) the Premises and Landlord’s improvements thereon have been completed to its satisfaction; (b) the Lease is now in full force and effect and has not been amended or modified in any respect, except as set forth herein; (c) no rent has been paid for any period commencing after September 1, 2005; (d) no default exists by Landlord or Assignor under the Lease and neither Assignor nor Assignee has any defenses, offsets or counterclaims which it could assert against the payment of rent and/or the performance of the other terms, covenants and conditions of the Lease; and (e) this statement is being provided by Assignee and Assignor in order to induce Landlord to amend the Lease as set forth herein and to consent to the assignment of the Lease, as hereinbefore referred to, with full knowledge that Landlord is relying upon the statements and representations herein made by Assignor and Assignee.

3. AMENDMENT

A. The Section of the Lease entitled “TERM AND USE” is hereby deleted and the following is set forth in lieu and substitution therefore:

“TERM AND USE”

The Term of the Lease and the estate hereby granted (collectively the “Term of the Lease”) shall commence June 1, 2001 (hereinafter known as the “Commencement Date”) and shall end on August 31, 2011 (hereinafter known as “End of Term”).

The Premises shall be used by the Tenant for office, lab use and manufacturing. Landlord in its reasonable discretion reserves the right to limit uses that would constitute an environmental concern, disturb the quiet enjoyment of other tenants of the Landlord, or overtax the capacity of the Premises.

B. Section of the Lease entitled “RENT” is hereby deleted and the following is set forth in lieu and substitution therefore:

“RENT”

The Rent under this Lease for the Term hereof shall begin on the Commencement Date and stop at the End of Term. Rent shall include the Base Rent and Common Area Charges.

1. Base Rent shall be paid as follows:

Commencing on September 1, 2005, the Base Rent in the total amount of $1,080,000.00 (the “Base Rent”) shall be payable in monthly installments, in advance, on the first day of each month during the Term of the Lease as follows:

A.	From September 1, 2005 through August 31, 2006, the monthly Base Rent shall be $11,250.00;

B.	From September 1, 2006 through August 31, 2008, the monthly Base Rent shall be $15,000.00;

C.	From September 1, 2008 through August 31, 2011, the monthly Base Rent shall be $16,250.00.

2. In addition to Base Rent, the Tenant shall pay the Landlord for all expenses with respect to the operation, management, and maintenance of the interior and exterior of the building, the grounds, and all areas incidental to the Premises, hereinafter referred to as “Common Area Charges.” The costs shall include such items as, but not limited to, real estate taxes, all property insurance, sewer taxes or usage fees, water usage fees, landscape maintenance, snow removal, security, administrative costs, management fees, roof repairs that result from the Tenant’s improvements, general maintenance and repairs (other than those for which Tenant is responsible, referred to as “Tenant’s Repairs”), and contractor fees. Common Area Charges shall exclude depreciation, interest and amortization payments on any mortgage or other indebtedness of Landlord, capital expenditures, leasing commissions, structural repairs, and expenses reimbursed to the Landlord by property insurance.

During the first lease year, the Tenant shall pay $3,044.00 per month in addition to Base Rent (hereinafter referred to as “CAC Contribution”) towards the Common Area Charges. The Landlord will reconcile the difference between the CAC Contribution and the Common Area Charges once each Lease year. Also, the monthly CAC Contribution will be adjusted at the end of each Lease year by the Landlord to reflect the projected costs for the upcoming year. The Landlord will provide notice of the new CAC Contribution for the upcoming lease year.

3. The Rent shall be paid to the Landlord at the address specified herein, or at such other place as the Landlord may designate, in lawful money of the United States of America, as and when the same shall become due and payable and without abatement of offset and without notice or demand therefor.

4. If any installment of Rent as provided for in this Lease is not received at the Landlord’s address within (10) ten days after the same is due and payable, the Tenant shall pay an additional amount equal to (5%) five percent of the monthly Rent so due.

5. As used herein, “Lease Year” shall mean the period commencing on the Commencement Date and ending on the End of Term, including twelve consecutive calendar months.”

D. The following section is hereby added to the Lease:

“Option to Renew”

Provided that during the Term of this Lease, Tenant has been in full compliance with each and every term, covenant and condition of this Lease, and there has been no breach or default herein or hereunder, Tenant shall have the right to extend the term of the within Lease for one (1) additional five (5) year period commencing with the End Date. In order to effectively exercise the within option, Tenant shall give written notice thereof not less than twelve (12) months prior to the End Date, time being of the essence. In the event of the effective exercise of the within option, the term hereof shall be extended for an additional five (5) year period on the same terms, covenants and conditions as set forth in the Lease, except for the within option and with the further exception that the per annum Base Rent for and during the first Lease Year of the extended term shall be “Fair Market Rental” as indicated below.

The term “Fair Market Rental” is defined to mean the prevailing market rate for comparable property and comparable buildings in the greater New Haven area including new construction. The determination of Fair Market Rental shall exclude as a factor the terms of this Lease. The formula for determining Fair Market Rental is as follows:

Within thirty (30) days of the exercise of the option to renew, the parties shall each appoint a licensed commercial real estate agent located in the Greater New Haven area, which real estate agents shall select a third such agent. Within twenty (20) days thereafter, the three real estate agents so selected shall determine the Fair Market Rental of the Demised Premises, as of the option date.

If either party fails to select a real estate agent within the time period set forth above, the real estate agent selected within the required time period alone shall determine the Fair Market Rental.

The determination of Fair Market Rental as outlined above shall be conclusive on the parties. The real estate agents chosen by the parties shall give notice to the parties stating their determination and shall furnish to each party a signed copy of that determination.

Each party shall pay the fees and expenses of the real estate agent appointed by such party and one-half (1/2) of the fees and expenses of the third real estate agent properly incurred.

In no event shall the Base Rent for the first Lease Year of the extended period be less than the Base Rent for the Lease Year September 1, 2010 through August 31, 2011.”

4. NOVATION

Upon the full execution of this Agreement, Landlord hereby agrees that CuraGen Corporation is released from any obligations arising under the Lease from the date hereof.

5. NOTICES

Whenever notice is required by conditions of this lease, such notice shall be given or served in person, or sent by a nationally recognized overnight carrier, or by registered or certified mail, return receipt requested, and addressed as follows:

To Tenant at:

Peter Dacey, Vice President of Finance and Operations

454 Life Sciences Corporation

16 Commercial Street

Branford, Connecticut 06405

6. LANDLORD’S CONSENT

Subject to the amendments to the Lease set forth herein, Landlord by its signature below hereby consents to the Assignment of the Lease by Assignor to Assignee.

IN WITNESS WHEREOF, the Assignor, Assignee and Landlord have made, executed and delivered the within instrument as of the 23 day of August, 2005.

In the Presence of:

ASSIGNOR: CuraGen Corporation

/S/ SHANNA LAVACCA	By:	/S/ DAVID M. WURZER
David M. Wurzer
	Its	EVP/CFO
/s/ ELIZABETH A. WHAYLAND

ASSIGNEE: 454 Life Sciences Corporation

/S/ SEAN CASSIDY	By:	/S/ PETER J. DACEY
Peter J. Dacey
	Its	Vice President of Finance and Operations
/S/ JENNIFER CAVALLARO

LANDLORD: 16 Commercial Street Associates, LLC

/S/ DANIEL N. HOFFNUNG	By:	/S/ RICHARD MICHAUD
Richard Michaud
	Its	Member

/S/ ANDREW ULLMAN

/S/ DANIEL N. HOFFNUNG	By:	/S/ FREDERICK P. PETRELLA
Frederick P. Petrella
	Its	Member

/S/ ANDREW ULLMAN

STATE OF CONNECTICUT	)
	)	ss: Branford	August 23, 2005
COUNTY OF NEW HAVEN	)

Personally appeared David M. Wurzer, EVP & CFO of CuraGen Corporation, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed as such officer, and the free act and deed of said corporation, before me.

/s/ TERRIE B. ESTES
COMMISSIONER OF THE SUPERIOR COURT NOTARY PUBLIC
Terrie B. Estes
Notary Public
My Commission Expires Nov. 30, 2009

STATE OF CONNECTICUT	)
	)	ss: Branford	August 23rd 2005
COUNTY OF NEW HAVEN	)

Personally appeared Peter J. Dacey, VP of Finance of 454 Life Sciences Corporation, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed as such officer, and the free act and deed of said corporation, before me.

/S/ MEGHAN L. BENSON
COMMISSIONER OF THE SUPERIOR COURT NOTARY PUBLIC
Meghan L. Benson
Notary Public
My Commission Expires Oct. 31, 2009

STATE OF CONNECTICUT	)
	)	ss: New Haven	August 25, 2005
COUNTY OF NEW HAVEN	)

Personally appeared Richard Michaud and Frederick P. Petrella, Members of 16 Commercial Street Associates, LLC, signers and sealers of the foregoing instrument, and each acknowledged the same to be his free act and deed as such officer, and the free act and deed of said company, before me.

/S/ DANIEL N. HOFFNUNG
Daniel N. Hoffnung
Commissioner of the Superior Court